UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 6, 2025

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-41194	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road,	Andover,	Massachusetts	01810
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2025, the Board of Directors of Mercury Systems, Inc. (the “Company”) announced the departure of Roger A. Krone from the Board and the appointment of Jean Bua, the Chief Financial Officer of NetScout Systems, a publicly traded network performance and security solutions company, to the Board. Since joining the Company’s Board, Mr. Krone has been appointed as President and Chief Executive Officer of the Boy Scouts of America, and he is planning to focus his time on Boy Scouts and other business matters.

Ms. Bua has been appointed as an independent director in Class II of the Board. The Board has determined that Ms. Bua is independent under the listing standards of The Nasdaq Stock Market. Ms. Bua has been appointed to the Audit Committee and the Government Relations Committee. While Class II Directors serve for a term ending in 2026, per the Company’s Board Policy, Ms. Bua will need to stand for re-election at the next annual meeting of shareholders. With the departure of Mr. Krone and the appointment of Ms. Bua, the size of the Board will remain at nine members, five of which have joined in the last three years.

Effective January 15, 2025, Ms. Bua will be granted a restricted stock award pursuant to the Company’s Compensation Policy for Non-Employee Directors. Pursuant to the policy, new non-employee directors are granted equity awards in connection with their first election to the Board. This award consists of shares of restricted stock with a value equal to $225,000 divided by the average closing price of the Company’s common stock during the 30 calendar days prior to the date of grant. This award vests as to 50% of the covered shares on each of the first two anniversaries of the date of grant. Non-employee directors also receive a cash retainer of $65,000 per year, paid quarterly in arrears.

Ms. Bua does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release relating to the changes to the Board. A copy of the press release is attached as exhibit 99.1 hereto.

The information provided in this Item 7.01 and in the attached exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 8.01 Other Events.

Effective January 6, 2025, the Company’s Board of Directors updated the composition of the Board committees in connection with the recent changes to the Board. The committees of the Board are constituted as follows:

Audit Committee: Barry R. Nearhos (Chair), Jean Bua, Lisa S. Disbrow, and Debora A. Plunkett

Human Capital and Compensation Committee: Howard L. Lance (Chair), Orlando P. Carvalho, Lisa S. Disbrow, and Scott Ostfeld

Government Relations Committee: Lisa S. Disbrow (Chair), Jean Bua, Gerard J. DeMuro, and Debora A. Plunkett

M&A and Finance Committee: Orlando P. Carvalho (Chair), Gerard J. DeMuro, Howard L. Lance, and Scott Ostfeld

Nominating and Governance Committee: Barry R. Nearhos (Chair), Orlando P. Carvalho, Howard L. Lance, and Debora A. Plunkett

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
99.1 Press Release dated January 6, 2025
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2025	MERCURY SYSTEMS, INC.

	By:	/s/ Stuart H. Kupinsky
Stuart H. Kupinsky
Executive Vice President, Chief Legal Officer, and Corporate Secretary

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